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                                                                      EXHIBIT 23

                        INDEPENDENT ACCOUNTANTS' CONSENT

The Board of Directors
Central Parking Corporation

We consent to the incorporation by reference in the registration statements (Nos. 33-98118, 33-98120, 33-98122, 333-37909 and 333-74837) on Form S-8 and the
registration statement (No. 333-52497) on Form S-3 of Central Parking Corporation of our report dated October 28, 2002, except for Note 17, which is as of November 1, 2002 with respect to the consolidated balance sheets of Central Parking Corporation and Subsidiaries as of September 30, 2002 and 2001, and the related consolidated statements of earnings, shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended September 30, 2002, and all related financial statement schedules, which report appears in the September 30, 2002 annual report on Form 10-K of Central Parking Corporation.

Our report dated October 28, 2002, except for Note 17, which is as of November 1, 2002, refers to a change in Central Parking Corporation's method of accounting for goodwill in 2002.

KPMG LLP
Nashville, Tennessee
December 20, 2002




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